UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2026

DAILY JOURNAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

South Carolina
(State or Other Jurisdiction of Incorporation)

0-14665	95-4133299
(Commission File Number)	(IRS Employer Identification No.)

915 E. First Street
Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

(213) 229-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DJCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01         Other Events.

Establishment of Nominating Committee

On February 4, 2026, the Board of Directors (the “Board”) of Daily Journal Corporation (the “Company”) established a Nominating Committee of the Board and adopted a charter to govern the committee.

The Nominating Committee is composed solely of independent directors Mary Conlin, John Frank, and Rasool Rayani, with Mr. Rayani serving as Chair of the Nominating Committee. The Board currently maintains two other standing committees, the Audit Committee and the Compensation Committee, each of which is composed of Messrs. Frank and Rayani and Ms. Conlin. Ms. Conlin serves as Chair of both the Audit Committee and the Compensation Committee.

The Board has determined that each member of the Nominating Committee satisfies the “independence” requirements set forth in Rule 5605(a)(2) of the Nasdaq Stock Market Listing Rules.

A copy of the Company’s Nominating Committee Charter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Nominating Committee Charter of Daily Journal Corporation
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

Dated: February 5, 2026	By: /s/ Erik Nakamura
Erik Nakamura Chief Financial Officer